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                               State of Delaware

                       Office of the Secretary of State

                                   ---------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ALPHACOM CORPORATION", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1997, AT 9 O'CLOCK A.M.




                                            /S/ EDWARD J. FREEL
                            [STATE SEAL]    ----------------------------------
                                            Edward J. Freel, Secretary of State

2833253 8100                                         AUTHENTICATION: 8813072

971428854                                                      DATE: 12-16-97



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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 12/15/1997
                                                         971428854 -2833253


                         CERTIFICATE OF INCORPORATION
                                      OF
                             ALPHACOM CORPORATION

     The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify the following:

     FIRST: The name of the corporation is AlphaCom Corporation.

     SECOND: The registered agent and the registered office of the corporation is as follows:
                     Nationwide Information Services, Inc.
                 15 North Street, Dover, Kent County, DE 19901

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 50,000,000, of which 49,990,000 shares shall be Common Stock, $0.001 par value, and 10,000 of which shall be Preferred Stock, $0.001 per value, which shall be subject to the provisions of ARTICLE FIFTH.

     FIFTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     SIXTH: The name and address of the incorporator is as follows:

              Jason Pickering     11 East 44th Street, Suite 504
                                  New York, NY 10017

     SEVENTH: The directors of the corporation shall have the power to make and to alter or amend the By-laws of the corporation, to fix the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens without limit as to the amount upon the property and franchise of the corporation.

     IN WITNESS WHEREOF, the incorporator has signed this certificate this 12th day of December, 1997.


                                           /s/ JASON PICKERING
                                           -----------------------------
                                           Jason Pickering, Incorporator

37161001-a.020